Exhibit No. 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-199748 on Form S-8 of our reports dated February 26, 2019, relating to the consolidated financial statements of Avanos Medical, Inc. and subsidiaries, and the effectiveness of Avanos Medical, Inc. and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of Avanos Medical, Inc. for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Atlanta, Georgia
February 26, 2019